DEERBROOK PUBLISHING GROUP, INC.
NO. NON-STATUTORY
    STOCK OPTION
  1                                                                     200,000
               Incorporated Under the Laws of the State of Nevada

                   CERTIFICATE FOR NON-STATUTORY STOCK OPTION

THIS CERTIFIES THAT FOR VALUE RECEIVED

                                 MICHAEL PALOMA

Or registered assigns ("the Option Holder"), is the registered owner of the above indicated number of Non-Statutory Stock Options (the "Stock Options") expiring February 16, 2002 (the "Expiration Date"). One (1) Stock Option entitles the Option Holder to purchase one (1) share of common stock, $0.001 par value ("Share"), from Deerbrook Publishing Group, Inc., a Nevada corporation (the "Company"), at a purchase price of $0.50 (the "Exercise Price"), commencing on February 16, 2000, and terminating on the Expiration Date (the "Exercise Period"), upon surrender of this Stock Option Certificate with the exercise form hereon duly completed and executed with payment of the Exercise Price at the Office of Holladay Stock Transfer, Inc. (the "Option Agent").

     The Option Holder may exercise all or any number of Stock Options. Reference is hereby made to the provisions on the reverse side of this Stock Option Certificate, all of which are incorporated by reference in and made a part of this Stock Option Certificate and shall for all purposes have the same effect as though fully set forth at this place.

     Upon presentment for transfer of this Stock Option Certificate at the office of the Option Agent, a new Stock Option Certificate or Stock Option Certificates of like tenor and evidencing in the aggregate a like number of Stock Options shall be issued to the transferee in exchange for this Stock Option Certificate, upon payment of $12.00 per Stock Option Certificate and any tax or governmental charge imposed in connection with such transfer.

     The Option Holder of the Stock Options evidenced by this Stock Option Certificate may exercise all or any whole number of such Stock Options during the period and in the manner stated hereon. The Exercise price shall be payable in lawful money of the United States of America and in cash or by certified or bank cashier's check or bank draft payable to the order of the Company. If upon exercise of any Stock Options evidenced by this Stock Option Certificate the number of Stock Options exercised shall be less than the total number of Stock Options so evidenced, there shall be issued to the Option Holder a new Stock Option Certificate evidencing the number of Stock Options not so exercised.

     Subject to the following paragraph, no Stock Option may be exercised after 5:00 p.m. Mountain Time on the Expiration Date and any Stock Option not exercised by such time shall become void, unless extended by the Company.

     This Stock Option Certificate shall not be valid unless countersigned by the Option Agent.

     IN WITNESS WHEREOF, The Company has caused this Stock Option Certificate to be signed by its Vice President and by its Secretary, each either manually or by a facsimile of his/her signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated: February 16, 2000
                                            DEERBROOK PUBLISHING GROUP, INC.


Vice President                                         Secretary

COUNTERSIGNED:
HOLLADAY STOCK TRANSFER, INC.
2939 N. 67th Place
Scottsdale, Arizona 85251

                        DEERBROOK PUBLISHING GROUP, INC.
                          Holladay Stock Transfer, Inc.
                      Transfer Fee: $12.00 Per Certificate

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in common    UNIF GIFT MIN ACT-______ Custodian for _________
                                                 (Cust.)               (Minor)
TEN ENT-as tenants by the entireties             under   Uniform  Gifts  to
                                                 Minors Act of
JT TEN - as joint tenants with right of           ____________________________
         Survivorship and not as tenants                     (State)
         in common

     Additional Abbreviations may also be used though not in the above list.

                               FORM OF ASSIGNMENT
        (To be Executed by the Registered Holder if He Desires to Assign
         Stock Options Evidenced by the Within Stock Option Certificate)


     FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto _____________________________ Stock Options, evidenced by the within Stock Option Certificate and does hereby irrevocably constitute and appoint ____________________________ Attorney to transfer the said Stock Options evidenced by the within Stock Option Certificate on the books of the Company, with full power of substitution.

Dated: ___________                 Signature ___________________________________

Signature Guaranteed:              _____________________________________________

NOTICE: The above signature must correspond with the name as written upon the face of the within Stock Option Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
        (To be Executed by the Holder if He Desires to Exercise Stock Options
                  Evidenced by the Within Stock Option Certificate)

To: DEERBROOK PUBLISHING GROUP, INC.

     The undersigned hereby irrevocably elects to exercise _____________________ Stock Options, evidenced by the within Stock Option Certificate for, and to purchase thereunder, ______________________ full shares of Common Stock issuable upon exercise of said Stock Options and delivery of $______________ and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of;

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                         (Please print name and address)

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFICATION NUMBER                     ________________________________

If said number of Stock Options shall not be all the Stock Options evidenced by the within Stock Option Certificate, the undersigned requests that a new Stock Option Certificate evidencing the Stock Options not so exercised be issued in the name of and delivered to:

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Dated: ___________                 Signature ___________________________________

Signature Guaranteed:              _____________________________________________


NOTICE: The above signature must correspond with the name as written upon the face of the within Stock Option Certificate in every particular, without alteration or enlargement or any change whatsoever, of if signed by any other person the Form of Assignment hereon must be duly executed and if the certificate representing the shares or any Stock Option Certificate representing Stock Options not exercised is to be registered in the name other than that in which the within Stock Option Certificate is registered, the signature of the holder hereof must be guaranteed.

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan
Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S.E.C. RULE 17Ad-15.